Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-139417) and Form S-8 (Nos. 333-143373 and 333-141576) of ULURU Inc. of our report dated March 24, 2010 relating to the financial statements for the two years ended December 31, 2009 which appear in the Annual Report on Form 10-K of ULURU Inc. filed with the Securities and Exchange Commission on March 24, 2010.

/s/ Lane Gorman Trubitt, L.L.P.
Lane Gorman Trubitt, L.L.P. Dallas, Texas March 24, 2010